UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2004

ASTORIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22228	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:     (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

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ITEMS 1 THROUGH 4, 6, 8, 10, 11 AND 12 NOT APPLICABLE.
ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9. REGULATION FD DISCLOSURE
SIGNATURES
EXHIBIT INDEX
BYLAWS
PRESS RELEASE

ITEMS 1 THROUGH 4, 6, 8, 10, 11 AND 12 NOT APPLICABLE.

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     At its regularly held Board Meeting held on May 19, 2004, the Board of Directors amended the Company’s bylaws to eliminate the requirement that the Chief Financial Officer shall also be the Treasurer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) (b)	Not applicable

(c)	Exhibits.

The following Exhibits are furnished as part of this report:

99.1	Bylaws of Astoria Financial Corporation as amended May 19, 2004, a copy of which is available on the Company’s investor relations website at http://ir.astoriafederal.com.

99.2	Press release dated May 19, 2004 announcing new stock repurchase program which authorizes the purchase of up to eight million shares of Astoria Financial Corporation common stock.

ITEM 9. REGULATION FD DISCLOSURE

     On May 19, 2004, the Board of Directors of Astoria Financial Corporation approved the Company’s tenth stock repurchase program which authorizes the purchase of up to eight million shares of common stock in open market or privately negotiated transactions. The new program will commence immediately following the completion of the Company’s current repurchase program.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

/s/ Peter J. Cunningham

Peter J. Cunningham First Vice President and Director of Investor Relations

Dated: May 19, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Bylaws of Astoria Financial Corporation as amended May 19, 2004, a copy of which is available on the Company’s investor relations website at http://ir.astoriafederal.com.

99.2	Press release dated May 19, 2004 announcing a new stock repurchase program which authorizes the purchase of up to eight million shares of Astoria Financial Corporation common stock.

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